UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 21, 2010

CACI International Inc

(Exact name of registrant as specified in its Charter)

Delaware	001-31400	54-1345899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road

Arlington, Virginia 22201

(Address of Principal executive offices)(ZIP code)

(703) 841-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 21, 2010, CACI International Inc (the “Company”) entered into a Credit Agreement with Bank of America Merrill Lynch as administrative agent and joint book runner, with affiliates of JP Morgan Chase Bank, SunTrust Bank, Citizens Bank of Pennsylvania and Wells Fargo Bank also serving as joint book runners, and each of the lenders named therein.

The Credit Agreement provides for a $150.0 million term loan that matures on October 21, 2015 and a $600.0 million revolving line of credit that terminates on October 21, 2015, or, in each case, earlier in certain circumstances. The revolving credit facility under the Credit Agreement also has subfacilities of $50.0 million for same-day swing line loan borrowings and $25.0 million for letters of credit. At any time and so long as no default has occurred and is continuing, the Company has the right on one or more occasions to increase its term loan facility or revolving credit facility in an aggregate principal amount of up to $200.0 million. The facilities are available to refinance existing indebtedness and for general corporate purposes, including working capital expenses and capital expenditures.

The interest rates applicable to loans under the facilities are floating interest rates that, at the Company’s option, equal a base rate or a Eurodollar rate plus, in each case, an applicable margin based upon the Company’s consolidated total leverage ratio.

The Credit Agreement requires the Company to comply with certain financial covenants, including a maximum senior secured leverage ratio, a maximum total leverage ratio and a minimum fixed charge coverage ratio. The Credit Agreement also includes customary negative covenants restricting or limiting our ability to guarantee or incur additional indebtedness, grant liens or other security interests to third parties, make loans or investments, transfer assets, declare dividends or redeem or repurchase capital stock or make other distributions, prepay subordinated indebtedness and engage in mergers, acquisitions or other business combinations, in each case except as expressly permitted under the Credit Agreement .

This summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On October 22, 2010, the Company issued a press release, which is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item and Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit 10.1	Credit Agreement by and among CACI International Inc as borrower; Bank of America, N.A. as administrative agent, swing line lender and L/C issuer; JPMorgan Chase Bank N.A. as syndication agent; and each of the lenders named therein.

Exhibit 99.1	Press Release, dated October 22, 2010

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:	/S/ ARNOLD D. MORSE
Arnold D. Morse Senior Vice President, Chief Legal Officer and Secretary